Exhibit 10.19

Termination Agreement

This Termination Agreement (“Agreement”) is effective as of July 1st, 2015 (“Termination Date”) by and between congatec AG, a German corporation (the “Company”) and Mr. Chao Ito-Chung (Mike), resident in 11F-3, No. 422, GuangFu 5. Rd., Taipei, Taiwan (the “Executive”).

WHEREAS, both parties entered into an Employment Agreement with the employment period from January 1, 2015 to December 31, 2015 set forth under severance Attachment 1 hereto;

WHEREAS, both parties wish to terminate the above Employment Agreement entered between the Executive and the Company;

NOW, THEREFORE, the Company and the Executive hereby agree as follows:

1.                                      Both the Executive and the Company mutually agree to terminate this Agreement upon the Termination Date hereof.

2.                                      Despite the termination of the Employment Agreement, the Company agrees to pay the following compensations to the Executive:

1)                                     The Bonus compensation set forth under Article 2 (b) and Annex 1 of the Employment Agreement at 100% ratio.

2)                                     The pension compensation set forth under Article 2 (c)(ii) under the Employment Agreement for Bonus compensation,

The Company agree to dispatch above Bonus and Pension compensation of 2015 to Executive at the end of each quarters of 2015. However, the above compensation shall be paid to the Executive no later than January 25, 2016.

3.                                      The Executive agree to waive his rights to the Base Salary and Severance Payment against the Company,

4.                                      This Agreement shall supersede and substitute the Employment Agreement, if any terms and conditions hereof contrary to the Employment Agreement, this Agreement shall prevail.

5.                                      This Agreement shall be construed under and governed by the laws of Taiwan, without reference to its conflicts of law principles, and any disputes between the parties shall have the forum of disputes be in Taipei, Taiwan.

6.                                      This Agreement may be executed in two counterparts, each of which shall be deemed as original but which together shall constitute one and the same instrument.

7.                                      In the event that any action is brought to enforce any of the provisions of this Agreement, or to obtain money damages for the breach thereof, all expenses, including reasonable attorneys’ fees shall be paid by the Company if the Executive is the prevailing party.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

congatec AG		Executive

Date: July 20, 2015		Date: July [21], 2015

Signature:	/s/ Gerhard Edi	Signature:	/s/ Chao Ko-Chung
	Gerhard Edi, CTO		Chao Ko-Chung

Date:  July 20, 2015

Signature:	/s/ Joseph Wenzl
Josef Wenzl, CFO